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                                                                  Exhibit 3.1(b)

(SEAL)
DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 8970-4299
(776)684 5708
Website: secretaryofstate.biz

CERTIFICATE OF CORRECTION                         Entity #
(PURSUANT TO NRS 78, 78A, 80, 81                  C24536-1997
82, 84, 86, 87, 88, 88A, 89 and 92A)              Document Number
                                                  20050277777-54
                                                  Date Filed:
                                                  7/18/2005 11:40:52 AM
                                                  In the office of


                                                  /s/ Dean Heller
                                                  ------------------------------
                                                  Dean Heller
                                                  Secretary of State

                                                  ABOVE SPACE __________________

Important: Read attached Instructions before completing form.

                            Certificate of Correction
      (Pursuant to NRS 78, 78A, 80, 81 82, 84, 86, 87, 88, 88A, 89 and 92A)

1.   The name of the entity for which correction is being made:
     Edentify, Inc. Entity # c24536-1997

2.   Description of the original document for which correction is being made:

     Exhibit A to Certificate of Amendment to Articles of Incorp incorrectly stated stock as no par value Document # 20050272879-82

3.   Filing date of the original document for which correction is being made:
     7/13/05.

4.   Description of the inaccuracy or defect.
     stock described as "no par value" when in fact par value is $.001.

     ___________________________________________________________________________

     ___________________________________________________________________________

     ___________________________________________________________________________

     ___________________________________________________________________________

5.   Conection of the inaccuracy or defect.

     Please replace existing filed Exhibit "A" with the attached revised Exhibit "A" showing par value as $.001
     Please replace ONLY Exhibit A

6.   Signature:


/s/ Terreuce DeFranco
--------------------------------------   Chief Exec. Officer/   7/15/05
Authorized Signature Terreuce DeFranco   Title* President       Date

* If entity is a Corporation, it must be signed by an Officer if stock has been issued, OR an incorporator or Director if stock has not been issued: a Limited-Liability Limited Company, by a manager or managing members; a Partnership, by a General Partner; a Limited/Liability Partnership, by a Managing Partner; a Business Trust, by a Trustee.

IMPORTANT: Failure to include any of the above information and submit the properties may cause this filing to be rejected.

SUBMIT IN DUPLICATE

This form must be accompanied by appropriate   Nevada Secretary of State an
fees. See attached for schedule.               Corporation 2002
                                               Nevada __________________________
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                            CERTIFICATE OF AMENDMENT
                           BUDGETHOTELS NETWORK, INC.
                                   EXHIBIT "A"

     "Reverse Stock Split" At the close of business on the data of filing of these Articles of Amendment to the Articles of incorporation (the "Effective Date"), each share of the Corporation's Common Stock, $.001 par value, issued and outstanding immediately prior to the Effective Date (the "Old Common Stock") shall automatically and without any action on the part of the holder thereof be reclassified as and changed, pursuant to a reverse stock split (the "Reverse Stock Split"), into a fraction thereof of 1/10th of a share of the Corporation's outstanding Common Stock, $.001 par value (the "New Common Stock"), subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding share of Old Common Stock (the "Old Certificates," whether one or more) representing the number of whole shares of the New Common Stock into which and for which the shares of the old Common Stock formerly represented by such Old certificates so surrendered are reclassified under the terms hereof. From and after the Effective Date, Old Certificates shall represent only the right to receive New Certificates pursuant to the provisions hereof. No certificates or scrip representing fractional share interests in New Common Stock will be issued, and no such fractional share Interest will entitle the holder thereof to vote, or to any rights of a shareholder of the Corporation. Any fraction of a share of New Common Stock to which the holder would otherwise be entitled will be adjusted upward to the nearest whole share. From and after the Effective Date, the amount of capital represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified under the terms hereof shall be the same as the amount of capital represented by the shares of Old Common Stock so reclassified, until thereafter reduced of increased in accordance with applicable law.